Exhibit 10.1

Cellu Parent Corporation
2006 STOCK OPTION AND RESTRICTED STOCK PLAN

1.             DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.             PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Restricted Stock and Stock Options.

3.             ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.             LIMITS ON AWARDS UNDER THE PLAN

(a)           Number of Shares. A maximum of 8,095 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b)           Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

5.             ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.             RULES APPLICABLE TO AWARDS

(a)           All Awards

(1)  Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)  Term of Plan. No Awards may be made after June 12, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)  Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Stock Options) may be exercised only by the Participant.

(4)  Vesting, Etc.  The Administrator may determine the time or times at which an Award will vest or (in the case of a Stock Option) become exercisable and the terms on which a Stock Option will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Stock Option that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which constitute cause for termination of employment.

(5)  Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6)  Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A of the Code.

(7)  Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan.

(b)           Stock Option

(1)  Code Section 409A Exemption. Except as the Administrator otherwise determines, no Stock Option shall have deferral features, or shall be administered in a manner, that would cause such Stock Option to fail to qualify for exemption from Section 409A of the Code.

(2)  Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, a Stock Option will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(3)  Exercise Price. The exercise price of each Stock Option shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Stock Option, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A of the Code, as applicable.

(4)  Payment Of Exercise Price. The Administrator may determine the required or permitted forms of payment under a Stock Option, subject to the following:  all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c)           Restricted Stock

(1)  Grant or Sale. The Administrator may grant or sell Restricted Stock to any Participant (including, but not limited to, upon exercise of Stock Options) on such conditions and restrictions and for such purchase price, if any, as the Administrator determines.

(2)  Payment. Awards of Restricted Stock may be made in exchange for such lawful consideration, including services, as the Administrator determines.

(3)  Risk of Forfeiture. Except as otherwise determined by the Administrator, upon termination for any reason, including death, of a Participant’s Employment with the Company the Company will have the right (but not the obligation) to reacquire any shares of Restricted Stock outstanding at the time at the Participant’s original purchase price, if any, for such shares. If there is no purchase price, then the Restricted Stock will be forfeited upon such termination.

(4)  Rights as Shareholder. Subject to the other provisions of this Section 6(c), a Participant will have all the rights of a shareholder with respect to shares of Restricted Stock granted or sold to the Participant hereunder.

7.             EFFECT OF CERTAIN TRANSACTIONS

(a)           Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1)   Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)   Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3)  Acceleration of Stock Options. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, the Administrator may provide that each Stock Option will become fully exercisable, prior to the Covered Transaction on a basis that gives the holder of the Stock Option a reasonable opportunity, as determined by the Administrator, following exercise of the Stock Option to participate as a stockholder in the Covered Transaction.

(4)  Acceleration of Vesting of Restricted Stock. In the event of a Covered Transaction or an Initial Public Offering, one hundred percent (100%) of the Shares granted under this Award that are not then already vested shall vest prior to the Change in Control or Initial Public Offering but subject to the consummation thereof.

(5)  Termination of Stock Options Upon Consummation of Covered Transaction. Each Stock Option (unless assumed pursuant to Section 7(a)(1) above) will terminate upon consummation of the Covered Transaction.

(6)  Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan, provided that, to the extent the restrictions on such Stock lapse and such Stock becomes vested prior to or as a result of such Covered Transaction, the Administrator shall not require consideration otherwise paid in respect of such unrestricted Stock in connection with the Covered Transaction to be reinvested in the acquiring entity in such Covered Transaction or entity resulting from such Covered Transaction, unless the consideration so paid in such transaction consists of securities of such entity.

(b)           Changes in and Distributions With Respect to the Stock

(1)  Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)  Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for requirements of Section 409A of the Code and the qualification of ISOs under Sections 422, where applicable.

(3)  Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.             LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.             AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code), as determined by the Administrator.

10.          OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.          MISCELLANEOUS

(a)           Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)           Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate,  or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in the Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Board, except that the Board may delegate its authority under the Plan to a committee of the Board, in which case references herein to the Board shall refer to such committee. The Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Board (or a properly delegated member or members of the Board) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”:  Except as otherwise provided in an Award, any corporation or other entity that stands in a relationship to the Company such that the Company and such corporation or other entity would be treated as part of a single employer under Section 414(b) or Section 414(c) of the Code; provided, that in determining eligibility for the grant of a Stock Option by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; and further provided, that the lower ownership threshold described in this definition shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply.

“Award”:  Any or a combination of the following:

(i) Stock Options.

(ii) Restricted Stock.

“Board”:  The Board of Directors of the Company.

“Cellu Paper”:   Cellu Paper Holdings, Inc., a Delaware corporation.

“Cellu Tissue”:   Cellu Tissue Holdings, Inc., a Delaware corporation.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”:  Cellu Parent Corporation.

“Covered Transaction”:  Any of (i) a sale of all or substantially all of the assets of the Company, Cellu Paper or Cellu Tissue to a person or entity in which the shareholders of the Company immediately prior to such transaction do not, directly or indirectly, own securities representing more than 50% of the voting power of the person or entity acquiring such assets immediately following the transaction, (ii) a sale of shares of capital stock by the Company or the shareholders of the Company resulting in more than 50% of the voting power of the Company being held, directly or indirectly, by a person or entity other than the shareholders of the Company immediately prior to such sale, (iii) a sale by the Company of the equity securities of Cellu Paper or Cellu Tissue resulting in more than 50% of the voting power of Cellu Paper or Cellu Tissue (as the case may be) being held directly or indirectly by a person or entity other than the Company or the shareholders of the Company immediately prior to such sale, or (iv) a merger or consolidation of the Company, Cellu Paper or Cellu Tissue with or into another person or entity, if and only if, after such merger or consolidation, more than 50% of the voting power of the Company, Cellu Paper or Cellu Tissue (as the case may be) is directly or indirectly owned by a person or entity other than the Company or the shareholders of the Company immediately prior to such merger or consolidation. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (iv) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Initial Public Offering”:  A public offering and sale of equity securities of any successor to the Company for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended, registered on Form S-1 (or any successor form under said Securities Act).

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”:  A person who is granted an Award under the Plan.

“Performance Criteria”:  Specified criteria the satisfaction of which is a condition for  the grant, exercisability, vesting or full enjoyment of an Award.

“Plan”:  The Cellu Parent Corporation 2006 Stock Option and Restricted Stock Plan as from time to time amended and in effect.

“Restricted Stock”:  Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Stock”:  Common Stock of the Company, par value $ 0.001 per share.

“Stock Option”:  An option entitling the recipient to acquire shares of Stock upon payment of the exercise price.